UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)		November 3, 2021
PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code)	(781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.02.Results of Operations and Financial Condition.

On November 3, 2021, PTC Inc. announced results for its fourth quarter and fiscal year ended September 30, 2021.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.05.Costs Associated with Exit or Disposal Activities.

On November 3, 2021, PTC committed to a plan to restructure its workforce and consolidate select facilities to align our customer facing and product-related functions with SaaS industry best practices and accelerate the opportunity for our on-premise customers to move to the Cloud.  The restructuring is expected to result in a charge of approximately $45 million to $50 million, which is primarily attributable to employee termination benefits, substantially all of which will be recorded in PTC's FY22 first fiscal quarter ending December 31, 2021.  The restructuring will result in cash expenditures of approximately $45 million to $50 million, which we expect will primarily be paid in the first quarter ending December 31, 2021, with the remainder following over the second and third quarters of fiscal 2022.

In addition, in FY22, we anticipate cash expenditures of approximately $5 million related to our prior restructuring actions.

Section 5 – Corporate Governance and Management

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, Troy Richardson, our Executive Vice President, Chief Operating Officer, was promoted to President, Digital Thread Solutions.  His promotion is effective November 3, 2021.

Section 9 – Financial Statements and Exhibits

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

99.1 PTC Inc. Press Release dated November 3, 2021.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: November 3, 2021	By:	/s/ Kristian Talvitie
Kristian Talvitie
Executive Vice President, Chief Financial Officer

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